ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

# Certificate of Change Pursuant to NRS 78.209

| Filed in the office of | Document Number |
|---|---|
| Ross Miller<br>Secretary of State<br>State of Nevada | 20090874825-85 |
| | Filing Date and Time<br>12/21/2009 1:00 PM |
| | Entity Number<br>E0241042005-4 |

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

CELSIUS HOLDINGS, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

1,000,000,000 authorized shares of common stock, par value $0.001
50,000,000 authorized shares of preferred stock, par value $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

50,000,000 authorized shares of common stock, par value $0.001, 2,500,000 authorized shares of preferred stock; to be outstanding after the reverse stock split described below.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

7,675,779 shares in exchange for 153,515,570 outstanding shares of common stock; 354.6 shares in exchange for 7,092 outstanding shares of preferred stock in a 20 for 1 reverse stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional share of common stock will be rounded up to a whole share, not possible to estimate % affected.
Fractional shares of preferred stock will be issued, 100% of outstanding preferred shares are affected.

7. Effective date of filing: (optional) at the close of business December 23, 2009

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

Chief Executive Officer

Title

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*